UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2013

Essex Rental Corp.
(Exact name of registrant as specified in charter)

Delaware	000-52459	20-5415048
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1110 Lake Cook Road, Suite 220, Buffalo Grove, Illinois	60089
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 847-215-6502

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The description of the Credit Agreements (as hereinafter defined) set forth in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under and Off-Balance Sheet Arrangement of a Registrant.

Coast Crane Revolving Credit Facility

On March 12, 2013, Coast Crane Company (“Coast Crane”), Coast Crane Ltd. (“Coast Crane Ltd.”), a wholly -owned subsidiary of Coast Crane and CC Acquisition Holding Corp. (“CC Acquisition”), a wholly-owned subsidiary of Essex Rental Corp. and the direct parent of Coast Crane, entered into the Second Amended and Restated Credit Agreement (the “Coast Crane Credit Agreement”) by and among Coast Crane, Coast Crane Ltd., CC Acquisition, General Electric Capital Corporation, as Agent for the several financial institutions from time to time party to the Coast Crane Restated Credit Agreement and for itself as a lender, PNC Bank National Association, Wells Fargo Bank, National Association and Capital One Leverage Finance Corp., as lenders, and the other persons party thereto that are designated as Credit Parties thereunder. The purpose of the Coast Crane Credit Agreement is to extend the maturity date of the $75.0 million debt agreement to March 12, 2017 and to convert a portion of the revolving loan to a term loan as described below. The following description describes the material terms of the Coast Crane Credit Agreement but does not purport to describe all of the terms thereof and is qualified in its entirety by the full text of the Coast Crane Credit Agreement, which is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

The Coast Crane Credit Agreement provides for a revolving loan and letter of credit facility (the “Coast Crane Facility”), in the maximum aggregate principal amount of $35,000,000 with a $2,000,000 aggregate principal sublimit for letters of credit and a subfacility for revolving loans to Coast Crane Ltd. of up to $10,000,000. The Coast Crane Credit Agreement also provides for a term loan (the “Term Loan”), in the maximum principal amount of $40,000,000 with mandatory principal repayments of $500,000 per quarter beginning on June 30, 2013. Coast Crane and Coast Crane Ltd. may borrow, repay and reborrow under the Coast Crane Facility. Coast Crane’s ability to borrow under the Coast Crane Facility is subject to, among other things, a borrowing base which is calculated as the sum of (a) 85% of eligible Coast Crane accounts, (b) the lesser of 50% of eligible Coast Crane inventory and $5 million, (c) the lesser of (i) 95% of the lesser of (x) the net orderly liquidation value and (y) the invoice cost, of eligible new Coast Crane equipment and (ii) $15,000,000 and (d) 85% of the net orderly liquidation value of eligible other equipment, less reserves established by the lenders and the liquidity reserve. Coast Crane Ltd.’s ability to borrow under the Coast Crane Facility is subject to among other things, a borrowing base which is calculated as the sum of (a) 85% of eligible Coast Crane Ltd. accounts, (b) the lesser of 50% of eligible Coast Crane Ltd. inventory and $750,000, (c) the lesser of (i) 95% of the lesser of (x) the net orderly liquidation value and (y) the invoice cost, of eligible new Coast Crane Ltd. equipment and (ii) $2,000,000 and (d) 85% of the net orderly liquidation value of eligible other Coast Crane Ltd. equipment, less reserves established by the lenders and the liquidity reserve.

Interest accrues on the outstanding revolving loans under the Coast Crane Facility and Term Loan at either a per annum rate equal to (a) LIBOR plus 3.75%, with a 1.50% LIBOR floor or (b) the Base Rate plus 2.75%, at Coast Crane’s and Coast Crane Ltd.’s election. Coast Crane and Coast Crane Ltd. will be obligated to pay a letter of credit fee on the outstanding letter of credit accommodations based on a per annum rate of 3.75% per annum. Interest on the revolving loans, Term Loan and fees on the letter of credit accommodations will be payable monthly in arrears. Coast Crane and Coast Crane Ltd. will also be obligated to pay an unused line fee on the amount by which the maximum credit under the Coast Crane Facility exceeds the aggregate amount of revolving loans and letter of credit accommodations based on a per annum rate of 0.50%.

Proceeds from borrowings under the Coast Crane Credit Agreement can be used for general corporate purposes, capital expenditures and working capital purposes of Coast Crane and Coast Crane Ltd.

The Coast Crane Facility and Term Loan will terminate, and all outstanding principal and accrued and outstanding interest and any other amount due under the Coast Crane Facility and Term Loan will be payable upon the earlier of (i) March 12, 2017 and (ii) the date the aggregate revolving loan commitment shall terminate in accordance with the Coast Crane Credit Agreement.

The Coast Crane Credit Agreement has several features similar to credit agreements of this nature, including but not limited to:

Covenants. The Coast Crane Credit Agreement requires that Coast Crane and Coast Crane Ltd. meet certain financial tests, such as a fixed charge coverage ratio measured monthly and measured on a trailing twelve month basis.

The Coast Crane Credit Agreement also contains customary covenants and restrictions binding Coast Crane, Coast Crane Ltd., CC Acquisition and their subsidiaries, such as limitations on:

•	the amount of certain net capital expenditures,

•	incurring new indebtedness or liens; provided that the Credit Parties may incur indebtedness consisting of capital lease obligations or purchase money indebtedness of up to $10,000,000,

•	making acquisitions,

•
making investments and loans (other than intercompany loans among Coast Crane and CC Acquisition and intercompany loans between Coast Crane and Coast Crane Ltd., provided that amounts owing under such intercompany loans by Coast Crane to Coast Crane Ltd. (other than trade payables) may not exceed $2,500,000 and trade payables owing by Coast Crane Ltd. to Coast Crane may not exceed $5,000,000),

•
declaring and paying dividends and other distributions (except in limited circumstances, including to pay up to $1,500,000 of out-of-pocket expenses (other than overhead costs and expenses) incurred by Essex for the direct benefit of CC Acquisition, Coast Crane or Coast Crane Ltd.),

•	redeeming prepaying and repurchasing other indebtedness,

•	selling or otherwise disposing of assets,

•	entering into mergers or consolidations, and

•	entering into transactions with affiliates.

Guarantee. The indebtedness is guaranteed by CC Acquisition.

Collateral. Coast Crane, Coast Crane Ltd. and CC Acquisition have provided a first priority lien on all of their respective assets (including a pledge of 100% of the stock of Coast Crane and Coast Crane Ltd.) to secure their respective obligations under the loan agreement and the guaranty provided by CC Acquisition.

Events of Default. The Coast Crane Credit Agreement specifies certain events of default, including without limitation:

•	failure to pay principal, interest or fees when due,

•	material inaccuracy of any representation or warranty,

•	material judgments,

•	insolvency and bankruptcy events,

•	material cross defaults with other material indebtedness and material contracts,

•	failure to maintain first priority perfected security interest,

•	invalidity or unenforceability any of the loan documents, including but not limited to, any subordination provision thereof;

•	change of control, and

•	the failure of Coast Crane, Coast Crane Ltd. or CC Acquisition to observe their covenants and obligations under the Second Amended and Restated Credit Agreement and related loan documents.
Essex Crane Revolving Credit Facility

On March 15, 2013, Essex Crane Rental Corp. (“Essex Crane”), Essex Holdings, LLC (“Holdings”), a wholly-owned subsidiary of Essex Rental Corp. and the direct parent of Essex Crane, entered into the Third Amended and Restated Credit Agreement (the “Essex Crane Credit Agreement”) by and among Essex Crane, Holdings, Wells Fargo Capital Finance, LLC, as Agent for the several financial institutions from time to time party to the Essex Crane Credit Agreement and for itself as a lender, PNC Bank National Association, Sovereign Bank, and Kayne Anderson Capital Advisors, L.P., as lenders, and the other persons party thereto that are designated as Credit Parties thereunder. The purpose of the Essex Crane Credit Agreement is to extend the maturity date to October 31, 2016. The following description describes the material terms of the Essex Crane Credit Agreement but does not purport to describe all of the terms thereof and is qualified in its entirety by the full text of the Essex Crane Credit Agreement, which is filed as Exhibit 10.2 to this Current Report and is incorporated herein by reference.

The Essex Crane Credit Agreement provides for a revolving loan and letter of credit facility (the “Essex Crane Facility”), in the maximum aggregate principal amount of $175.0 million with a $20.0 million aggregate sublimit for letters of credit. Essex Crane may borrow up to an amount equal to the sum of 85% of eligible net receivables and 75% of the net orderly liquidation value of eligible rental equipment. The Essex Crane Credit Facility is collateralized by a first priority security interest in substantially all of Essex Crane’s assets.

The aggregate commitment of $175.0 million will be reduced by: (i) on an individual transaction basis, 100% of the net cash proceeds from the sales of certain assets and (ii) on an annual basis, 60% of free cash flow, as defined within the Essex Crane Credit Facility. In addition, the maximum commitment of the Essex Crane Facility may not exceed $165.0 million, $150.0 million and $130.0 million beginning on March 31, 2014, March 2015 and February 28, 2016, respectively.

Interest accrues on the outstanding revolving loans under the Essex Crane Facility and Term Loan at either a per annum rate equal to (a) LIBOR plus 3.75% or (b) the Prime Rate plus 1.75%, at Essex Crane’s election. Essex Crane and will be obligated to pay a letter of credit fee on the outstanding letter of credit accommodations based on a per annum rate of 3.75% per annum. Interest on the revolving loans, fees on the letter of credit accommodations will be payable monthly in arrears. Essex Crane will also be obligated to pay an unused line fee on the amount by which the maximum credit under the Essex Crane Facility exceeds the aggregate amount of revolving loans and letter of credit accommodations based on a per annum rate of 0.375%.

Proceeds from borrowings under the $175.0 million Essex Crane Credit Agreement can be used for general corporate purposes, capital expenditures and working capital purposes of Essex Crane.

The Essex Crane Facility will terminate, and all outstanding principal and accrued and outstanding interest and any other amount due under the Essex Crane Facility will be payable upon the earlier of (i) October 31, 2016 and (ii) the date the aggregate revolving loan commitment shall terminate in accordance with the Essex Crane Credit Agreement.

The Essex Crane Credit Agreement has several features similar to credit agreements of this nature, including but not limited to:

Covenants. The Essex Crane Credit Agreement requires that Essex Crane meet certain financial tests, such as a fixed charge coverage ratio measured monthly and measured on a trailing twelve month basis, building from September 1, 2012.

The Essex Crane Credit Agreement also contains customary covenants and restrictions binding Essex Crane and Essex Holdings and their subsidiaries, such as limitations on:

•	incurring new indebtedness or liens, provided that the Credit Parties may incur new indebtedness consisting of capital lease obligations or purchase money indebtedness of up to $1,500,000,

•	making acquisitions,

•	making investments and loans,

•	declaring and paying dividends and other distributions,

•	redeeming prepaying and repurchasing other indebtedness,

•	selling or otherwise disposing of assets,

•	entering into mergers or consolidations, and

•	entering into transactions with affiliates.

Guarantee. The indebtedness is guaranteed by Essex Holdings.

Collateral. Essex Crane and Essex Holdings have provided a first priority lien on all of their respective assets (including a pledge of 100% of the stock of Essex Crane) to secure their respective obligations under the loan agreement and the guaranty provided by Essex Holdings.

Events of Default. The Essex Crane Credit Agreement specifies certain events of default, including without limitation:

•	failure to pay principal, interest or fees when due,

•	material inaccuracy of any representation or warranty,

•	material judgments,

•	insolvency and bankruptcy events,

•	material cross defaults with other material indebtedness and material contracts,

•	failure to maintain first priority perfected security interest,

•	invalidity or unenforceability any of the loan documents, including but not limited to, any subordination provision thereof;

•	change of control, and

•	the failure of Essex Crane or Essex Holdings to observe their covenants and obligations under the Essex Crane Credit Agreement and related loan documents.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1
Second Amended and Restated Credit Agreement (the “Second Amended and Restated Credit Agreement”), dated March 12, 2013, by and among Coast Crane Company, Coast Crane Ltd., CC Acquisition Holding Corp., General Electric Capital Corporation, as Agent for the several financial institutions from time to time party to the Second Amended and Restated Credit Agreement and for itself as a lender, PNC Bank National Association, Wells Fargo Bank, National Association and Capital One Leverage Finance Corp., as lenders, and the other persons party thereto that are designated as Credit Parties thereunder.

10.2
Third Amended and Restated Credit Agreement (the “Third Amended and Restated Credit Agreement”), dated March 15, 2013, by and among Essex Crane Rental Corp. Essex Holdings, LLC, Wells Fargo Capital Finance, LLC, as administrative agent, sole lead arranger and sole bookrunner, for the several financial institutions from time to time party to the Third Amended and Restated Credit Agreement and for itself as a lender, PNC Bank National Association, Sovereign Bank and Kayne Anderson Credit Fund (QP), LP, as lenders, and the other persons party thereto that are designated as Credit Parties thereunder.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESSEX RENTAL CORP.

Date: March 17, 2013	By:	/s/ Martin A. Kroll
Name: Martin A. Kroll
Title: Chief Financial Officer